SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): November 1, 1999


                            nSTOR TECHNOLOGIES, INC.
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             (Exact Name of Registrant as Specified in its Charter)


Delaware                                 08354                95-2094565
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(State or Other Jurisdiction         (Commission            (IRS Employer
of Incorporation)                    File Number)         Identification No.)




              100 Century Boulevard, West Palm Beach, Florida 33417
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               (Address of Principal Executive Offices) (Zip Code)



Registrant's telephone number, including area code:  (561) 640-3103
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                  450 Technology Park, Lake Mary, Florida 32746
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          (Former Name or Former Address; if Changed Since Last Report)




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Item 2.       Acquisition or Disposition of Assets.

         On June 8, 1999, nStor Technologies, Inc. (the "Registrant") purchased 18,021,281 shares of the common stock of Andataco, Inc. ("Andataco"), a Massachusetts corporation, representing approximately 76% of the total issued and outstanding capital stock of Andataco, from the Sykes Family Trust and the Sykes Children's Trust of 1993, for $5.1 million. The purchase price was paid in the form of two, 9.5% subordinated promissory notes of the Registrant. The principal balance of the notes is due on June 17, 2004 and interest is payable monthly. On July 16, 1999, the Registrant purchased 1,612,903 additional shares of Andataco Common Stock from Andataco for $500,000 ($.31 per share) representing approximately 1.2% of the total issued and outstanding capital stock of Andataco.

         On November 2, 1999, the Registrant acquired the remaining 22.8% of Andataco pursuant to an Agreement and Plan of Merger dated August 27, 1999 by and among the Registrant, NTI Acquisition Corp., a Florida corporation, and a wholly owned subsidiary of the Registrant, and Andataco (the "Merger Agreement"). Pursuant to the Merger Agreement, NTI was merged with and into Andataco with Andataco remaining as the surviving company and becoming a wholly-owned subsidiary of the Registrant.

         Pursuant to the merger, each share of Andataco common stock, par value $.01 per share issued and outstanding immediately before the effective time of the merger, was converted into and became exchangeable for .155 shares of the Registrant's common stock par value $.05 per share (the "Common Stock"). As a result, the Registrant will issue approximately 924,000 shares of Common Stock to the Andataco shareholders having an aggregate value of $1,848,000. The exchange ratio in the merger was determined by arms length negotiations between the parties.

         The shares of Common Stock issued in the merger were registered under a Registration Statement on Form S-4 (333-86093).

         Andataco designs, develops, manufactures, markets and supports high performance, high availability information storage solutions for the Open Systems markets in the Windows NT and UNIX environments including Sun Microsystems, Hewlett-Packard, Silicon Graphics, and NT-based computing systems. The Registrant intends to continue to operate Andataco in its existing lines of business under the Registrant's ownership.

         A copy of the Press Release issued by the Registrant on November 1, 1999 announcing the approval of the merger by the shareholders of nStor and Andataco is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 5.  Other Events

         On November 1, 1999 the shareholders of the Registrant, in addition to approving the issuance of its shares to the Andataco shareholders, also approved, (i) an amendment to the Registrant's restated certificate of incorporation to increase the authorized number of shares of Common Stock, from 40,000,000 to 75,000,000 and to eliminate cumulative voting for directors;

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(ii) an amendment to the Registrant's 1996 Stock Option Plan to increase the number of shares reserved for issuance under the Plan from 2,500,000 to 7,000,000; and (iii) the reappointment of BDO Seidman LLP, as the Registrant's independent auditors for fiscal 1999.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)
         Exhibits                     Description of Documents
         --------                     ------------------------

         Exhibit 2.1 Merger Agreement dated as of August 27, 1999 by and among nStor Technologies, Inc., NTI Acquisition Corp. and Andataco, Inc

         Exhibit 99.1         Press Release issued by the Registrant on
                              November 1, 1999.


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    November 5, 1999                   nSTOR TECHNOLOGIES, INC.


                                            By: /s/ Jack Jaiven
                                            -------------------
                                            Jack Jaiven, Treasurer



                                  Exhibit Index
                                  -------------

Exhibit 2.1 Merger Agreement dated as of August 27, 1999 by and among nStor Technologies, Inc., NTI Acquisition Corp. and Andataco, Inc.

Exhibit 99.1               Press Release issued by the Registrant on
                           November 1, 1999.




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